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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

After the distribution, Equifax PS, Inc. expects to have the following subsidiaries, each of which will be wholly owned by the Registrant, except as noted below:

                                                                State or
                                                               Country of
Name of Subsidiary                                           Incorporation
------------------                                           -------------

[AGES Participacoes S.A. (EV1-to purchase Unnisa quotas)        Brazil]
Aircrown Ltd.                                                   England
Card Brazil Holdings, Inc.                                      Georgia
Card Brazil Holdings Ltda.                                      Brazil
Card Brazil LLC                                                 Georgia
Central Credit Services Ltd.                                    Scotland
Equifax Asia Pacific Holdings, Inc.                             Georgia
Equifax Australia Plc                                           England
Equifax Card Services, Inc.                                     Florida
Equifax Card Solutions Australia Pty Ltd.                      Australia
Equifax Card Solutions Ltd.                                     England
Equifax Card Solutions S.A.                                     France
Equifax Cayman Islands Ltd.                                  Cayman Islands
Equifax Check Services, Inc.                                    Delaware
Equifax E-Banking Solutions, Inc.                               Georgia
Equifax Ltd.                                                  New Zealand
Equifax Payment Recovery Services, Inc.                         Georgia
Equifax Payment Services, Inc.                                  Delaware
Equifax Pty Ltd.                                               Australia
Equifax SNC                                                     France
Financial Insurance Marketing Group, Inc.                  District of Columbia
First Bankcard Systems, Inc.                                    Georgia
Payment Brasil Holdings, Ltda.                                  Brazil
Payment Chile, S.A.                                             Chile
Payment Europe LLC                                              Georgia
Payment South America Holdings, Inc.                            Georgia
Payment South America, LLC                                      Georgia

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Payment U.K. Ltd.                                               England
Procard S.A.                                                    Chile
Retail Credit Management Ltd.                                   England
Telecredit Canada Inc.                                          Canada
Transax France Plc                                              England
Transax Ireland Ltd.                                            Ireland
Transax Plc                                                     England
Unnisa - Solucoes em Meios de Pagamento Ltda                    Brazil
VIV Plc                                                         England

Equifax Card Services, Inc. will own a 51% interest in Circle of Value, Ltd. Payment Brazil Holdings, Ltda. will own a 51% interest in Partech Ltda. (Brazil).